Exhibit 99.1

Anavex Life Sciences Reports Fiscal 2020 Year End Financial Results

And Clinical Program Updates

Conference Call and Webcast Today at 4:30 p.m. ET

NEW YORK – December 28, 2020 – Anavex Life Sciences Corp. (“Anavex” or the “Company”) (Nasdaq: AVXL), a clinical-stage biopharmaceutical company developing differentiated therapeutics for the treatment of neurodegenerative and neurodevelopmental disorders including Alzheimer’s disease, Parkinson’s disease, Rett syndrome and other central nervous system (CNS) diseases, today reported financial results for its fiscal year ended September 30, 2020.

Christopher U Missling, PhD, President and Chief Executive Officer of Anavex said: “Despite all of the new challenges, 2020 was an extraordinary year for Anavex, with significant progress across our portfolio, including our first positive, placebo-controlled, U.S. ANAVEX®2-73 (blarcamesine) Rett syndrome trial, a positive Parkinson’s disease dementia trial, and further progress in Alzheimer’s disease. I want to thank the patients, doctors, and the Anavex team who made all of this progress possible. We look forward to building on this momentum with key milestones expected from multiple programs, including data on the ongoing late-stage Rett syndrome trials AVATAR and EXCELLENCE, expanding the clinical biomarker-driven ANAVEX®2-73 rare disease program into additional late-stage studies with high unmet medical need, completing the late stage ANAVEX®2-73 Phase 2b/3 Alzheimer’s disease trial, and advancing ANAVEX®2-73 into clinical disease modifying testing in Parkinson’s disease.”

Key Clinical Updates:

●	Plan to advance the AVATAR adult Rett syndrome study into a pivotal Phase 2/3 clinical trial.

●	Pipeline expansion for ANAVEX®2-73 using gene biomarkers of response, applying precision medicine for neurological disorders with unmet medical need:

o	Planned initiation of a pivotal Phase 2/3 study in Fragile X Syndrome, the most frequent genetic cause of autism spectrum disorder.

o	Planned initiation of a Phase 2/3 clinical trial for the treatment of a new, rare-disease indication.

●	Phase 2b/3 ANAVEX®2-73 Alzheimer’s disease (AD) study currently over 80% enrolled with complete enrollment expected in early 2021.

●	Planned initiation of ANAVEX®2-73 imaging-focused Parkinson’s disease clinical study.

Recent Business Highlights:

●	In December 2020, Anavex announced top-line results from a U.S. Phase 2 controlled trial of ANAVEX®2-73 in adult female patients with Rett syndrome. Primary safety, pharmacokinetics and secondary efficacy endpoints were met, with statistically significant and clinically meaningful consistent improvements in Rett Syndrome Behaviour Questionnaire (RSBQ) and Clinical Global Impression Improvement (CGI-I) scores. Improvements in RSBQ Total scores were correlated with decreases (improvements) in plasma glutamate. Based on the results, Anavex is planning to meet with the FDA to discuss an accelerated approval pathway.

●	In November 2020, Anavex presented data at the 13th Clinical Trials on Alzheimer’s Disease (CTAD) 2020 Conference, reporting top-line results from the proof-of-concept Phase 2 placebo-controlled trial with primary objectives of safety, tolerability, and efficacy in cognition of ANAVEX®2-73 in patients in Parkinson’s disease dementia (PDD) compared to placebo. Both primary objectives of the study were met. The results show clinically meaningful, dose-dependent, and statistically significant improvements in the Cognitive Drug Research (CDR) computerized assessment system analysis. The study confirmed the precision medicine approach of targeting SIGMAR1 as a genetic biomarker in response to ANAVEX®2-73 supporting progression to further development in upcoming Phase 2/3 studies.

●	In November 2020, Anavex received a Notice of Allowance from the United States Patent and Trademark Office (USPTO) for its patent application number 16/717,921 expected to remain in force at least until 2037, expanding coverage of treatment methods using its lead drug candidate, ANAVEX®2-73, as well as drug candidate ANAVEX®1-41 for treating a range neurodevelopmental disorders including Rett syndrome, autism spectrum disorder, Angelman syndrome, cerebral palsy and multiple sclerosis, among other indications.

Financial Highlights:

●	Cash and cash equivalents of $47.6 million as of today and $29.2 million at September 30, 2020, compared to $22.2 million at September 30, 2019.

●	Net loss of $26.3 million, or $0.45 per share for the year, compared to net loss of $26.3 million, or $0.54 per share in fiscal 2019.

●	Research and development expenses of $25.2 million for the year, compared to $22.3 million for fiscal 2019.

●	General and administrative expenses of $5.9 million for the year, compared to $6.8 million for fiscal 2019.

The financial information for the fiscal year ended September 30, 2020 should be read in conjunction with the Company’s consolidated financial statements, which will appear on EDGAR, www.sec.gov and will be available on the Anavex website at www.anavex.com.

Conference Call / Webcast Information

The live webcast of the conference call can be accessed online at https://wsw.com/webcast/cc/avxl16/1496358.

To join the conference call, live via telephone, interested parties within the U.S. should dial, toll-free, 1 (866) 939-3921 and international callers should dial 1 (678) 302-3550. Please use confirmation number 50061077, followed by the pound sign (#).

A replay of the conference call will also be available on www.anavex.com.

About Anavex Life Sciences Corp.

Anavex Life Sciences Corp. (Nasdaq: AVXL) is a publicly traded biopharmaceutical company dedicated to the development of differentiated therapeutics for the treatment of neurodegenerative and neurodevelopmental disorders including Alzheimer’s disease, Parkinson’s disease, Rett syndrome and other central nervous system (CNS) diseases, pain and various types of cancer. Anavex’s lead drug candidate, ANAVEX®2-73 (blarcamesine), recently completed successfully a Phase 2a clinical trials for Alzheimer’s disease and a Phase 2 proof-of-concept study in Parkinson’s disease dementia and a Phase 2 study in adult patients with Rett syndrome. ANAVEX®2-73 is an orally available drug candidate that restores cellular homeostasis by targeting sigma-1 and muscarinic receptors. Preclinical studies demonstrated its potential to halt and/or reverse the course of Alzheimer’s disease. ANAVEX®2-73 also exhibited anticonvulsant, anti-amnesic, neuroprotective and anti-depressant properties in animal models, indicating its potential to treat additional CNS disorders, including epilepsy. The Michael J. Fox Foundation for Parkinson’s Research previously awarded Anavex a research grant, which fully funded a preclinical study to develop ANAVEX®2-73 for the treatment of Parkinson’s disease. ANAVEX®3-71, which targets sigma-1 and muscarinic receptors, is a promising clinical stage drug candidate demonstrating disease-modifying activity against the major hallmarks of Alzheimer’s disease in transgenic (3xTg-AD) mice, including cognitive deficits, amyloid and tau pathologies. In preclinical trials, ANAVEX®3-71 has shown beneficial effects on mitochondrial dysfunction and neuroinflammation. Further information is available at www.anavex.com. You can also connect with the company on Twitter, Facebook and LinkedIn.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks set forth in the Company’s most recent Annual Report on Form 10-K filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Anavex Life Sciences Corp. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

ANAVEX LIFE SCIENCES CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended September 30, 2020 and 2019

Expressed in US Dollars
	2020	2019
Operating Expenses
General and administrative	$5,856,609	$6,846,599
Research and development	25,231,623	22,260,349
Total operating expenses	(31,088,232)	(29,106,948)

Other income (expenses)
Grant income	149,888	298,943
Research and development incentive income	4,375,025	2,465,691
Interest income, net	179,973	207,280
Gain on settlement of accounts payable	-	115,758
Financing related charges	-	(151,133)
Foreign exchange gain (loss), net	125,540	(42,389)
Total other income, net	4,830,426	2,894,150
Net loss before provision for income taxes	(26,257,806)	(26,212,798)
Income tax expense, current	(22,664)	(82,181)
Net loss and comprehensive loss	$(26,280,470)	$(26,294,979)

Net loss per share
Basic and diluted	$(0.45)	$(0.54)
Weighted average number of shares outstanding
Basic and diluted	58,194,894	48,906,470

ANAVEX LIFE SCIENCES CORP.

CONSOLIDATED BALANCE SHEETS

As at September 30, 2020 and 2019

Expressed in US Dollars
	2020	2019
ASSETS
Current
Cash and cash equivalents	$29,249,018	$22,185,630
Incentive and tax receivables	4,849,340	2,642,745
Prepaid expenses and deposits	443,839	500,998
Total Assets	$34,542,197	$25,329,373

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$3,989,054	$3,523,332
Accrued liabilities	3,316,574	1,516,342
Total Liabilities	7,305,628	5,039,674
Capital Stock	62,047	52,652
Additional paid-in capital	186,851,752	153,633,807
Accumulated deficit	(159,677,230)	(133,396,760)
Total Stockholders’ Equity	27,236,569	20,289,699
Total Liabilities and Stockholders’ Equity	$34,542,197	$25,329,373

For Further Information:

Anavex Life Sciences Corp.

Research & Business Development

Toll-free: 1-844-689-3939

Email: info@anavex.com

Investors & Media:

Clint Tomlinson

Email: ir@anavex.com